United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: September 10, 2015
(Date of Earliest Event Reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130

(Address of principal executive offices)

(858) 284-5000
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other events.

We are disclosing the following information to supplement the discussions under the heading “United States Federal Income Tax Considerations” included in our Registration Statement on Form S-3 (File No. 333-186788):

SUPPLEMENTAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This discussion is a supplement to, and is intended to be read together with, the discussion under the heading “United States Federal Income Tax Considerations” in the prospectus dated February 22, 2013 (the “Base Prospectus”) included in our Registration Statement on Form S-3 filed with the SEC on February 22, 2013. This discussion supersedes, in its entirety, the discussion set forth in Item 8.01 of our Current Report on Form 8-K filed on October 21, 2013.

The following discussion supersedes the ninth bullet of the fourth paragraph in the discussion under the heading “United States Federal Income Tax Considerations—Taxation of Realty Income Corporation—General” in the Base Prospectus.

•                  ninth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we generally will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or 1033 (an involuntary conversion) of the Code generally is excluded from the applicable of this built-in gains tax.

The following discussion supersedes the first three paragraphs in the discussion under the heading “United States Federal Income Tax Considerations—Taxation of Realty Income Corporation—Annual Distribution Requirements” in the Base Prospectus.

To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•                  90% of our “REIT taxable income”; and

•                  90% of our after-tax net income, if any, from foreclosure property; minus

•                  the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

In addition, our “REIT taxable income” will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the ten-year period following our acquisition of such asset, as described above under “Taxation of Realty Income Corporation—General.”

The following paragraph supersedes the second paragraph in the discussion under the heading “United States Federal Income Tax Considerations—United States Federal Income Tax Considerations for Holders of Our Capital Stock—Taxation of Non-U.S. Holders—Distributions Generally” in the Base Prospectus.

For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. As a result, except as otherwise provided below, we expect to withhold United States federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

•                  a lower treaty rate applies and the non-U.S. holder files with us an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or

•                  the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

The following sentence supersedes the third sentence of the first paragraph in the discussion under the heading “United States Federal Income Tax Considerations—United States Federal Income Tax Considerations for Holders of Our Capital Stock—Taxation of Non-U.S. Holders—Sale of Our Capital Stock” in the Base Prospectus.

A “domestically-controlled qualified investment entity” includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. persons.

The following paragraph supersedes the second paragraph in the discussion under the heading “United States Federal Income Tax Considerations—United States Federal Income Tax Considerations for Holders of Our Capital Stock—Taxation of Non-U.S. Holders—Backup Withholding and Information Reporting” in the Base Prospectus.

Payments of dividends or of proceeds from the disposition of shares of our capital stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a holder is a United States person. Backup withholding is not an additional tax. Rather, the United States federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.

The following paragraph supersedes the third paragraph in the discussion under the heading “United States Federal Income Tax Considerations—Taxation of Holders of Our Debt Securities—Non-U.S. Holders of Our Debt Securities—Interest” in the Base Prospectus.

If a non-U.S. holder does not satisfy the requirements above, interest paid to such non-U.S. holder generally will be subject to a 30% United States federal withholding tax. Such rate may be reduced or eliminated under a tax treaty between the United States and the non-U.S. holder’s country of residence. To claim a reduction or exemption under a tax treaty, a non-U.S. holder must generally complete an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable documentation) and claim the reduction or exemption on the form.

The following discussion supersedes, in its entirety, the discussions under the heading “United States Federal Income Tax Considerations—Foreign Accounts” in the Base Prospectus.

Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock, interest on our debt securities, or gross proceeds from the sale or other disposition of our capital stock or debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury under which it undertakes, among other things, to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on our debt securities, and will apply to payments of gross proceeds from the sale or other disposition of such stock or debt securities on or after January 1, 2017.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or debt securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2015	REALTY INCOME CORPORATION

	By:	/s/ MICHAEL R. PFEIFFER
Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary